Exhibit 10.1

FIRST AMENDMENT TO AGREEMENT TO SELL

AND PURCHASE AND ESCROW INSTRUCTIONS

This First Amendment to Agreement to Sell and Purchase and Escrow Instructions (“First Amendment”) is made as of the 19th day of October, 2016 by and between FRESH FOODS, LLC, a Delaware limited liability company (“Seller”) and CALAVO GROWERS INC., a California corporation (“Purchaser”), with reference to the following facts:

A.	Seller and Purchaser entered into that certain Agreement to Sell and Purchase and Escrow Instructions dated as of July 25, 2016 (the “Agreement”), pursuant to which Seller agreed to sell to Purchaser, and Purchaser agreed to purchase from Seller, the Property (as defined in the Agreement.

B.	The Contingency Period (as defined in the Agreement and as extended by agreement of Seller’s counsel and Purchaser’s counsel on October 7, 2016, October 14, 2016, October 17, 2016 and October 18, 2016) expires on October 19, 2016.

C.	Purchaser has objected to the condition of the Refrigeration System (as defined in the Agreement), the roof and certain other conditions of the Property (the “Purchaser’s Property Condition Disapprovals”).

D.	Seller and Purchaser desire to address the Purchaser’s Property Condition Disapprovals through an adjustment to the Purchase Price (as defined in the Agreement) and a modification to the Refrigeration System Escrow Holdback (as defined in the Agreement).

E.	Seller and Purchaser desire to amend the Agreement as set forth in this First Amendment.

NOW, THEREFORE, in consideration of the foregoing, the promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, the parties hereby agree as follows:

1. Defined Terms. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

2. Purchase Price. The Purchase Price is hereby reduced from Twenty Million Dollars ($20,000,000) to Nineteen Million Four Hundred Thousand Dollars ($19,400,000).

3. Allocation of Purchase Price. Section 2.C of the Agreement is hereby amended to read in its entirety as follows:

“Allocation of Purchase Price. On or before October 30, 2016, Purchaser and Seller shall reasonably and in good faith agree on the allocation of the Purchase Price between the Land and the Improvements, on the one hand, and the Included FF&E, on the other hand.”

4. Refrigeration System Escrow Holdback. The Refrigeration System Holdback Amount (as defined in the Agreement) is hereby reduced from Two Million Dollars ($2,000,000) to One Million Four Hundred Thousand Dollars ($1,400,000). Furthermore, Section 45(f)(i) of the Agreement is hereby amended to change One Million Dollars ($1,000,000) to Seven Hundred Thousand Dollars ($700,000).

5. Purchaser’s Property Condition Disapprovals. Subject to Seller’s performance of its obligations under the Agreement, as amended by this First Amendment, Purchaser hereby waives its Purchaser’s Property Condition Disapprovals, and except for Seller’s obligations with respect to the Refrigeration System Escrow Holdback and except as otherwise provided in Section 10 of the Agreement (Condemnation) and Section 11 of the Agreement (Risk of Loss), Purchaser hereby waives Purchaser’s Property Condition Disapprovals and accepts each and every aspect of the Property in its as-is condition.

6. Refrigeration Testing Fund. Upon the Closing, Seller and Purchaser shall both instruct Escrow Holder to distribute the balance in the Refrigeration System Holdback to each of them in equal amounts. Seller and Purchaser acknowledge and agree that neither party shall request disbursements from the Refrigeration Testing Fund for any Refrigeration Testing Costs incurred after September 29, 2016 (the “Cut-Off Date”); provided, however, Purchaser and Seller shall be entitled to request disbursements from the Refrigeration Testing Fund for Refrigeration Testing Costs incurred by Seller and/or Purchaser prior to the Cut-Off Date.

7. Close of Escrow/Closing/Closing Date. The outside Closing Date is hereby extended until November 1, 2016.

8. Tesco Prior Approval. Seller hereby assures Purchaser that nothing contained in this First Amendment shall require the prior or further approval of any third party, including, but not limited to, Tesco.

9. Reverse Exchange. Purchaser hereby informs Seller that Purchaser will be transferring its rights under the Agreement, as amended hereby, to RPM Investments, a division of Opus Bank, a licensed exchange intermediary, for the purpose of completing a reverse exchange pursuant to Section 1031 of the IRC, as amended, in accordance with the terms and conditions of Section 39 of the Agreement.

10. Inconsistency. In the event of any inconsistency or conflict between this First Amendment and the Agreement, this First Amendment shall control.

11. Full Force and Effect. Except as amended herein, all terms and conditions of the Agreement remain in full force and effect and are hereby ratified and affirmed.

[Signature page follows]

IN WITNESS WHEREOF, Purchaser and Seller have executed this First Amendment as of the day and year first set forth above.

SELLER: FRESH FOODS, LLC, a Delaware limited liability company

By:	/s/ Robert P. Bermingham
Name:	Robert P. Bermingham
Title:	Vice President and Secretary

BUYER: CALAVO GROWERS INC., a California corporation

By:	/s/ Lecil E. Cole
Name:	Lecil E. Cole
Title:	Chief Executive Officer

Signature Page for First Amendment